UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

TRIPADVISOR, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35362	80-0743202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 1st Avenue

Needham, MA 02494

(Address of Principal Executive Offices) (Zip Code)

(781) 800-5000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRIP	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Tripadvisor, Inc., a Delaware corporation (the “Company”), was held on June 11, 2024 (the “Annual Meeting”). According to the inspector of elections, the stockholders present by proxy represented 235,527,295 shares of common stock (generally entitled to one vote per share), including 12,799,999 shares of Class B common stock (generally entitled to ten votes per share). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1—Election of Directors. The stockholders voted on the election of ten directors of the Company, seven of whom were elected by holders of common stock and Class B common stock voting together as a single class (“Combined Stock Nominees”), and three of whom were elected by holders of common stock only (“Common Stock Nominees”), each to serve for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal. Stockholders voted as follows:

Nominee	FOR	WITHHELD	BROKER NON-VOTES
Combined Stock Nominees
Gregory B. Maffei	170,833,742	54,813,053	9,880,500

Matt Goldberg	204,291,634	21,355,161	9,880,500

Jay C. Hoag	200,637,618	25,009,177	9,880,500

Betsy L. Morgan	203,017,077	22,629,718	9,880,500

M. Greg O’Hara	203,111,107	22,535,688	9,880,500

Albert E. Rosenthaler	202,993,033	22,653,762	9,880,500

Jane Jie Sun	152,263,605	73,383,190	9,880,500

Common Stock Nominees
Trynka Shineman Blake	74,579,307	23,067,498	9,880,500

Jeremy Philips	66,317,279	31,329,526	9,880,500

Robert S. Wiesenthal	66,528,131	31,118,674	9,880,500

Accordingly, the foregoing nominees were elected to the Company’s board of directors.

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders voted on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
234,446,770	885,157	195,368	0

Accordingly, the appointment of independent registered public accounting firm was ratified.

Proposal 3—Advisory Vote on Compensation of Named Executive Officers. The stockholders voted, on a non-binding advisory basis, on the compensation of the named executive officers. The stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
221,726,280	3,738,628	181,887	9,880,500

Accordingly, the compensation of the named executive officers was approved.

Proposal 4—Advisory Vote on the Frequency of Future Advisory Resolutions to Approve the Compensation of Named Executive Officers. The stockholders voted, on a non-binding advisory basis, on the frequency of future advisory resolutions to approve the compensation of our named executive officers. The stockholders voted as follows:

Votes for One (1) Year	Votes For Two (2) Years	Votes for Three (3) Years	Abstain	Broker Non-Votes
71,578,966	33,918	153,970,240	63,671	0

Accordingly, future advisory votes to approve the compensation paid to the Company’s named executive officers will occur every three years.

Withdrawn Proposal: As previously announced by the Company in its Supplement to the Proxy Statement filed with the U.S. Securities and Exchange Commission on May 30, 2024, the proponent of the stockholder proposal requesting a report on implementation of the Global Human Rights Policy concerning operation in CAHRAs, withdrew the proposal. Therefore, the proposal was not presented or voted on at the Annual Meeting, and any votes cast in regard to the proposal were not tabulated or reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPADVISOR, INC.

Date: June 17, 2024	By:	/S/ Linda C. Frazier
Linda C. Frazier
Chief Compliance Officer